================================================================================
                            SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549
                            -----------------------------------

                                SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )
             Filed by the Registrant (X)
             Filed by a Party other than the Registrant ( )

Check the appropriate box:
                 ( ) Preliminary Proxy Statement
                 ( ) Confidential, for Use of the Commission Only
                     (as permitted by Rule 14a-6(e)(2))
                 (X) Definitive Proxy Statement
                 ( ) Definitive Additional Materials
                 ( ) Soliciting Material Pursuant to Section 240.14a-11(c) or
                     Section 240.14a-12

                                   NEORX CORPORATION
       ------------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)

       ------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 ( ) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Investment Company Act Rule 20a-1(c)
 ( ) $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3)
 ( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

CALCULATION OF FILING FEE
Title of each class of securities to which transaction applies:
Aggregate number of securities to which transaction applies:
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
Proposed maximum aggregate value of transaction:
Total Fee Paid

 ( ) Fee paid previously with preliminary materials.
 ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:_______________________  Filing Party:   ________________
Form, Schedule or
Registration Statement No.:___________________  Date Filed:_____________________

================================================================================

                                NEORX CORPORATION

                  Notice of 1997 Annual Meeting of Shareholders

TO THE SHAREHOLDERS:

        The 1997 Annual Meeting of Shareholders (the "Annual Meeting") of NeoRx Corporation (the "Company") will be held at The Mountaineers Club, 300 Third Avenue West, Seattle, Washington 98119, on Tuesday, May 13, 1997, at 9 a.m., for the following purposes:

        1.     To elect six members to the Company's Board of Directors;

        2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for 1997;

        3. To consider and approve an increase in the number of shares issuable under the Company's Restated 1994 Stock Option Plan from 2,500,000 shares to 4,000,000 shares; and

        4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the Annual Meeting. To constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of the Company's Common Stock be present in person or be represented by proxy. To ensure representation at the Annual Meeting, you are urged to complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope.

        The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 28, 1997.

                                BY ORDER OF THE BOARD OF DIRECTORS



                                /s/ Richard L. Anderson
                                ----------------------------------
                                RICHARD L. ANDERSON
                                Senior Vice President, Chief Financial Officer, Secretary and Treasurer

April 8, 1997
Seattle, Washington

        YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                 PROXY STATEMENT

General

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of NeoRx Corporation ("NeoRx" or the "Company") of proxies in the accompanying form for use at the Annual Meeting of Shareholders to be held on Tuesday, May 13, 1997, and any adjournments or postponements thereof (the "Annual Meeting"). The Annual Meeting will be held at 9 a.m. at The Mountaineers Club, 300 Third Avenue West, Seattle, Washington 98119.

        The Company's principal office is located at 410 West Harrison Street, Seattle, Washington 98119. The approximate date of mailing this Proxy Statement and the enclosed proxy card is April 12, 1997.

Voting Securities

        Only shares of the Company's Common Stock, $.02 par value per share (the "Common Stock"), outstanding at the close of business on March 28, 1997, the record date for determining shareholders, are entitled to receive notice of and to vote at the Annual Meeting (the "Record Date"). At the Record Date, there were 16,515,141 shares of Common Stock outstanding. The presence in person or by proxy of holders of record of a majority of the shares of Common Stock entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is generally entitled to one vote per share held on the Record Date on each item to be voted on at the Annual Meeting. In voting for the election of Directors, however, each shareholder has the right to cumulate his or her votes and cast as many votes as are equal to the number of Directors to be elected multiplied by the number of such shareholder's shares. These votes may be cast for one candidate or distributed among as many candidates as the shareholder desires. If a shareholder wishes to cumulate his or her votes, he or she should multiply his or her shares by the number of Directors to be elected (deriving a cumulative total) and then write the number of votes for each Director next to each Director's name on the proxy card. The total votes cast in this manner may not exceed the cumulative total. If a shareholder does not wish to cumulate votes for Directors, he or she should indicate the vote for or against each nominee, as provided on the proxy card. On all other proposals, each share of Common Stock entitles its holder to one vote on each proposal to be acted upon at the Annual Meeting.

        Under Washington law and the Company's Articles of Incorporation, if a quorum is present at the Annual Meeting: (a) the six nominees for election as Directors who receive the greatest number of votes cast for the election of Directors by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote will be elected directors; and (b) Proposal 2 and Proposal 3 listed in the accompanying Notice of 1997 Annual Meeting of Shareholders will be approved if the number of votes cast in favor of the proposal exceeds the number cast against it. In the election of Directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting will have no effect on the approval of Proposal 2 and Proposal 3 since they will not represent votes cast at the Annual Meeting for the purposes of approval of such proposals. Brokers who hold shares for the account of their clients may vote their clients' proxies in the brokers' own discretion as to the election of Directors and Proposal 2, but not Proposal 3, if the clients have not furnished voting instructions by ten days prior to the Annual Meeting. Broker nonvotes will have no effect on Proposal 3 since they are not considered shares entitled to vote on these matters.

        The proxy cards also confer discretionary authority to vote the shares authorized to be voted thereby on any proposal that was not known on the date of this Proxy Statement but may properly be presented for action at the Annual Meeting.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.


Revocation

        Any shareholder returning a proxy has the power to revoke it at any time before shares represented thereby are voted at the Annual Meeting. Any shares represented by an unrevoked proxy will be voted unless the shareholder attends the Annual Meeting and votes in person. A shareholder's right to revoke a proxy is not limited by or subject to compliance with a specified formal procedure, but written notice of such revocation should be given to the Company's Corporate Secretary at or before the Annual Meeting.

Expenses of Solicitation

        The Company will bear the expense of printing and mailing proxy material. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers and other employees of the Company in person or by telephone, facsimile transmission, telegraph or telex. No additional compensation will be paid for such solicitation.

        Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of the Company's Common Stock, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership, as of February 28, 1997, of the Common Stock by (a) each person known by the Board of Directors to beneficially own more than 5% of the outstanding Common Stock, (b) each Director and nominee for Director, (c) each of the executive officers included in the Summary Compensation Table, and (d) all executive officers and Directors as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the shares listed below have sole investment and voting power with respect to the shares.

                                                            Shares         Percentage
                                                         Beneficially       of Common
        NAME                                                Owned             Stock
----------------------------------------------------     ------------      -----------

Fund Asset Management, L.P.(1).......................      1,825,600            11.1%
    d/b/a Fund Asset Management
    800 Scudders Mill Road
    Plainsboro, New Jersey  08536

Ardsley Advisory Partners(2).........................      1,696,250            10.2%
    646 Steamboat Road
    Greenwich, Connecticut  06830

Boehringer Ingelheim International GmbH(3)...........      1,370,534             8.0%
    D6507 Ingelheim am Rhein
    Germany

Paul G. Abrams(4)....................................        440,922             2.6%

James G. Andress(5)..................................         15,000             *

Becky J. Bottino(6)..................................         49,630             *

Jack L. Bowman(7)....................................         19,000             *

Fred B. Craves(8)....................................        137,500             *

Lawrence H.N. Kinet(5)...............................         12,500             *

Carl-Heinz Pommer(9).................................         12,500             *

John M. Reno(10).....................................        136,512             *

Robert W. Schroff(11)................................        132,336             *

Bruce H. Walters(12).................................         96,675             *

Robert M. Littauer(13)...............................         14,040             *

Jeffrey J. Miller(13)................................             --             *

All executive officers and Directors as a group
 (13 persons) (14)...................................      1,066,615             6.1%
------------------
 *    Less than 1%.

                                       3


(1)   Fund Asset  Management,  L.P.  d/b/a Fund Asset  Management  ("FAM") is an
      indirectly   wholly  owned   subsidiary  of  Merrill  Lynch  &  Co.,  Inc.
      ("ML&Co."). The securities positions of FAM reported on Schedule 13G are also reported on behalf of ML&Co., which may be deemed to share with FAM investment discretion and voting authority with respect to such positions. Information for the Common Stock owned by FAM is based on Schedule 13G filed in February 1997, with the Securities and Exchange Commission.
(2) Includes 156,250 shares issuable upon exercise of warrants. Information for the Common Stock owned by Ardsley Advisory Partners is based on
      Schedule 13G filed in February 1997, with the Securities and Exchange Commission.
(3)   Includes 625,000 shares issuable upon exercise of warrants.
(4)   Includes 306,750 shares subject to options exercisable within 60 days.
(5)   Includes 10,000 shares subject to options exercisable within 60 days.
(6)   Includes 47,625 shares subject to options exercisable within 60 days.
(7)   Includes 17,500 shares subject to options exercisable within 60 days.
(8)   Represents shares subject to options exercisable within 60 days.
(9) Represents shares subject to options exercisable within 60 days. Does not include 1,370,534 shares beneficially owned by Boehringer Ingelheim International GmbH for which Mr. Pommer serves as representative on the Board of Directors; Mr. Pommer disclaims beneficial ownership of such shares.
(10)  Includes 117,625 shares subject to options exercisable within 60 days.
(11)  Includes 112,625 shares subject to options exercisable within 60 days.
(12)  Includes 88,000 shares subject to options exercisable within 60 days.
(13) Former executive officer; resigned from the Company September 27, 1996. All options expired December 26, 1996.
(14)  Includes 860,125 shares subject to options exercisable within 60 days.

                        ELECTION OF DIRECTORS (PROPOSAL 1)

Nominees for Director

        Pursuant to the Company's Articles of Incorporation, six Directors are to be elected by the holders of Common Stock at the Annual Meeting. These Directors will serve one-year terms that will expire at the 1998 Annual Meeting of Shareholders and until their successors have been elected and qualified. Unless a shareholder withholds his or her vote, each proxy will be voted for the election of the following Directors:

        PAUL G. ABRAMS, M.D., age 49, is a co-founder of the Company and has been a Director since January 1985. He has been the Company's President and Chief Executive Officer since May 1990 and was Vice President, Medical Affairs from January 1985 to April 1990. From 1981 to 1984, Dr. Abrams held the position of Expert in the Biological Response Modifiers Program of the National Cancer
Institute. Dr. Abrams holds J.D., M.D. and B.A. (Summa Cum Laude with Exceptional Distinction) degrees from Yale University. He is a board-certified internist and medical oncologist and is an Affiliate Associate Professor in the Department of Radiology at the University of Washington. Dr. Abrams serves on the Board of Directors of the Biotechnology Industry Organization and is a member of its Emerging Companies Section Board.

        JAMES G. ANDRESS, age 58, has been a Director since November 1990. In November 1996, Mr. Andress became Chief Executive Officer of Warner-Chilcott, PLC, a privately-held pharmaceutical company. From 1989, he was President and a director and, from June 1990, Chief Executive Officer and, from June 1993, Vice Chairman of Information Resources, Inc., a marketing research and information services company, until October 1995, and remains a director at this time. From 1988 to 1989, he was Chairman of Pharmaceuticals at the Beecham Group PLC in London, a pharmaceutical company that, due to a merger, has since become SmithKline Beecham. From 1984 to 1988, Mr. Andress was President and Chief Operating Officer of Sterling Drug Inc., a pharmaceutical company. Mr. Andress is a director of Sepracor Inc., The Liposome Company, Inc., and Xoma Corporation, all of which are biotechnology companies. Mr. Andress is also a director of Source Informatics, Inc., an information service company, Optioncare, Inc., a provider of home healthcare services, and Allstate Insurance Corporation. Mr. Andress holds an M.B.A. degree from the Wharton Graduate School of Business and a B.S. degree from the United States Military Academy, West Point. Mr. Andress serves on the Compensation Committee of the Board of Directors.

        JACK L. BOWMAN, age 64, has been a Director since January 1994. From 1987 to December 1993, before his retirement, Mr. Bowman was Company Group Chairman of Johnson & Johnson Company, a multinational pharmaceutical company. From 1983 to 1987, Mr. Bowman was Executive Vice President of American Cyanamid Corporation and, from 1981 to 1983, President of its Lederle Laboratories Division. Mr. Bowman is a director of Cell Therapeutics, Inc., CytRx, Inc. and Cellegy Pharmaceuticals, each of which is a biotechnology company, and on the Business Advisory Board of The Craves Group, a merchant bank. He holds a B.Ed. degree from Western Washington University. Mr. Bowman serves on the Compensation Committee of the Board of Directors.

        FRED B. CRAVES, Ph.D., age 51, has been the Company's Chairman of the Board of Directors since July 1993. In January 1997, Dr. Craves founded The Craves Group, a merchant bank focused on life sciences. In January 1994, Dr. Craves co-founded Burrill & Craves, a merchant bank focused on healthcare companies, of which he was President and Chairman of the Board. From January 1991 to April 1993, he was Chief Executive Officer and President of Berlex Biosciences, a research, development and manufacturing organization and a wholly owned subsidiary of Schering AG, a multinational pharmaceutical company. Berlex Biosciences was created by merging Codon, a biotechnology company that he co-founded and served as Chairman of the Board and Chief Financial Officer from 1982 to 1990, and the pharmaceutical business of Triton Biosciences. In 1981, he co-founded Creative Biomolecules, Inc., a biotechnology company focused on morphogenic proteins. Dr. Craves is Chairman of the Board and Acting Chief Executive Officer of Epoch Pharmaceuticals, and is a director of Incyte Pharmaceuticals, Inc., both biotechnology companies. Dr. Craves holds a Ph.D.
degree in Pharmacology and Experimental Toxicology from the University of California San Francisco Medical Center, an M.S. degree in Pharmacology from Wayne State University and a B.S. degree in Biology from Georgetown University. Dr. Craves serves on the Audit Committee of the Board of Directors.

        LAWRENCE H.N. KINET, age 49, has been a Director since October 1990. In January 1995, Mr. Kinet was appointed Chairman of the Board of Directors and Chief Executive Officer of AKSYS, Ltd., a biomedical development company engaged in the field of artificial kidney dialysis. From January 1991 to December 1994, he served as Chairman of the Board of Directors and Chief Executive Officer of Oculon Corporation, a pharmaceutical development company engaged in the field of anti-cataract drugs. From 1989 to 1992, he was a Managing Partner of The Kensington Group, a management consulting partnership. From 1985 to 1988, he was President and Corporate Group Vice President of Baxter World Trade Corporation, the international division of Baxter International, Inc. Mr. Kinet holds an M.B.A. degree from the University of Chicago and a B.Sc. degree from the University of Birmingham, England. Mr. Kinet serves on the Audit and Compensation Committees of the Board of Directors.

        CARL-HEINZ POMMER, age 50, has been a Director since May 1994. Mr. Pommer has held various positions with Boehringer Ingelheim International GmbH, a European pharmaceutical company and shareholder of the Company, since 1967, most recently as Head of International Hospital Business since August 1993. From April 1991 to July 1993, he was Manager, International Product Marketing, and from 1987 to 1991, Group Head, International Product Marketing. Mr. Pommer was designated as a nominee for election as a Director by Boehringer Ingelheim International GmbH pursuant to an agreement with the Company. Mr. Pommer holds a degree (Diplom-Kaufmann) from the University of Gottingen (Germany) in Business Administration, Marketing and Sales. Mr. Pommer serves on the Audit Committee of the Board of Directors.

        It is intended that votes will be cast pursuant to the enclosed proxy card for the election as Directors of the foregoing nominees. Executing the proxy card will give the proxies the authority to vote the shares in the election of Directors as the proxies shall determine. If any nominee shall not be a candidate for election as a Director at the Annual Meeting, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the existing Directors. No circumstances are presently known that would render any nominee named above unavailable.

        Pursuant to the Company's Bylaws, shareholders seeking to nominate other candidates for election to the Board of Directors at the Annual Meeting must give written notice to the Company's Corporate Secretary no less than 60 days nor more than 90 days before the Annual Meeting. Such notice must contain certain information as to the shareholder giving the notice and each proposed nominee, including information similar to that required under the federal proxy rules. If less than 70 days' notice or prior public disclosure of the date of the scheduled Annual Meeting is given, notice by the shareholder must be given not later than the tenth day following the earlier of the mailing of notice of the Annual Meeting and the date public disclosure of the Annual Meeting was made. The Company's Bylaws provide that no person shall be elected a Director of the Company unless nominated in accordance with the Bylaws. As of the date of this Proxy Statement, the Company has not received any Director nominations by shareholders.

        The Board of Directors met 12 times during the year ended December 31, 1996. Each of the present Directors, except Messrs. Andress and Pommer, attended at least 75% of the total number of meetings held by the Board of Directors and by all committees of the Board of Directors on which they served.

Committees of the Board

     The Board of Directors has two committees: an Audit Committee and a Compensation Committee. It does not have a nominating committee.

        The Audit Committee currently consists of three non-employee  Directors:
Messrs. Kinet and Pommer, and Dr. Craves. The Audit Committee reviews the preparation and audit of the Company's accounts, considers the engagement of independent public accountants for the ensuing year and the terms of such engagement, reviews the scope of the audit proposed by such accountants, and receives and reviews the audit reports. The Audit Committee met one time during the year ended December 31, 1996.

        The  Compensation  Committee  currently  consists of three  non-employee
Directors: Messrs. Andress, Bowman and Kinet. The Compensation Committee recommends to the Board of Directors the salary and certain terms of employment of the Company's officers and administers the Company's Restated 1994 Stock Option Plan and the grants of options thereunder. The Compensation Committee met four times during the year ended December 31, 1996.

Compensation of Directors

        Directors of the Company receive no cash compensation for their services to the Company in such capacity. Non-employee Directors receive stock option grants under the Company's 1991 Stock Option Plan for Non-Employee Directors (the "Directors Plan"). Each new non-employee Director, upon election or appointment to the Board of Directors, receives an initial option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value per share of Common Stock on the grant date. Each non-employee Director automatically receives an annual option grant to purchase 5,000 shares of Common Stock following each annual meeting of shareholders at an exercise price equal to the fair market value per share of Common Stock on the grant date, provided that a Director who has received an initial grant for 10,000 shares of Common Stock within five months prior to any such annual meeting of shareholders does not receive the annual grant for such annual meeting. Options granted to non-employee Directors upon their initial appointment or election become exercisable in two equal installments beginning with the first anniversary of the grant date. The options granted as of each annual meeting of shareholders (including the Annual Meeting) become exercisable in two equal installments on the dates of the next two succeeding annual meetings of shareholders. In addition to options granted under the Directors Plan, Dr. Craves receives compensation under a consulting agreement with the Company and received a stock option grant under the Restated 1994 Stock Option Plan. See "Certain Relationships and Related Transactions."

                              EXECUTIVE COMPENSATION

Compensation Summary

        The following table sets forth all cash compensation paid in each of the last three years to the Company's Chief Executive Officer, the four most highly compensated officers in 1996 who are currently in office and two former executive officers (the "named executive officers").

                                SUMMARY COMPENSATION TABLE

                                                               Long-Term Compensation
                                      Annual Compensation              Awards
                                 ---------------------------  ------------------------
                                                               Restricted   Securities    All Other
                                                                 Stock      Underlying   Compensation
Name and Principal Position      Year   Salary($)   Bonus($)  Awards($)(1)  Options(#)      ($)(2)
---------------------------      ----   ---------   --------  ------------  ----------   -------------

Paul G. Abrams                    1996   $258,457   $  1,700         --         125,000    $   696
President and Chief               1995    234,149         --         --              --        696
Executive Officer                 1994    223,660         --         --         450,000        696

Becky J. Bottino                  1996    107,237      1,700         --          25,000        388
Director, Manufacturing           1995    103,455         --         --          32,501        369
and Product Development           1994     94,092      7,770         --          65,750        321

John M. Reno                      1996    169,718      1,700         --          25,000      1,152
Vice President, Research          1995    163,746         --         --              --        680
and Development                   1994    156,013      7,770         --         125,000        640

Robert W. Schroff
Vice President and General        1996    157,925      1,700         --          25,000        336
Manager, Cardiovascular           1995    152,498         --         --              --        321
Products                          1994    144,522         --         --         115,000        341

Bruce H. Walters                  1996    137,551      1,700         --          25,000        908
Vice President, Human             1995    135,917      1,389         --              --        894
Resources                         1994    131,014         --         --          60,000        851

Robert M. Littauer
Senior Vice President,            1996    173,774     18,158         --          45,000        551
Chief Financial Officer           1995    194,752     13,896         --              --        696
and Treasurer (3)                 1994    185,731      7,210         --         130,000        696

Jeffrey J. Miller
Senior Vice President,            1996    178,203       1,700        --          45,000       551
Business Development and          1995    201,297       3,545        --              --       696
Legal Affairs,                    1994    191,737      29,552   $51,000         130,000       696
and Secretary (3)
-----------------------

(1) Dr. Miller was awarded 8,000 shares of Common Stock under the Company's 1991 Restricted Stock Plan on October 13, 1994. The price of the Company's stock on the date of grant was $6.38 per share. Restrictions on transferability of the shares awarded terminated on January 5, 1995.

(2)   Consists of premiums paid under group term life insurance policies.

(3)   Mr. Littauer and Dr. Miller resigned from the Company September 27, 1996.

Stock Options

        The following table provides details regarding stock options granted to the named executive officers in 1996. In addition, in accordance with Securities and Exchange Commission ("SEC") rules, the hypothetical gains or "option spreads" that would exist for the respective options are shown. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the options were granted over their 10-year term.

                                  OPTIONS GRANTED IN 1996
                                                                             Potential Realizable Value
                                                                             At Assumed Annual Rates of
                                                                              Stock Price Appreciation
                              Individual Grants                                   for Option Term
--------------------------------------------------------------------------  ---------------------------
                      Number of     Percent of
                     Securities    All Options
                     Underlying     Granted to    Exercise
                       Options     Employees in     Price      Expiration
Name                Granted(#)(1)     1996       Per Share($)    Date          5%$)(2)       10%($)(2)
------------------  -------------  ------------  ------------  -----------  ------------   ------------
Paul G. Abrams         125,000         12.9%         $7.00      5/13/2006       $550,283    1,394,525

Becky J. Bottino        25,000          2.6           7.00      5/13/2006        110,057      278,905

John M. Reno            25,000          2.6           7.00      5/13/2006        110,057      278,905

Robert W. Schroff       25,000          2.6           7.00      5/13/2006        110,057      278,905

Bruce H. Walters        25,000          2.6           7.00      5/13/2006        110,057      278,905

Robert M. Littauer(3)   45,000          4.6           7.00      5/13/2006             --           --

Jeffrey J. Miller (3)   45,000          4.6           7.00      5/13/2006             --           --
------------------

(1) The options granted are performance-based options that become exercisable on the ninth anniversary of the date of grant and expire 10 years from the date of grant. Exercisability may be accelerated by the Compensation Committee of the Board of Directors based on the Committee's assessment of the corporate performance against goals established annually. All options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant based on the closing price of the Common Stock as quoted on the Nasdaq National Market. The options are also subject to accelerated vesting upon the occurrence of certain events. See "Employment Agreements, Termination of Employment and Change of Control."

(2) These amounts result from the assumed rates of stock price appreciation required by the SEC and are not intended to forecast actual stock price appreciation. Optionholders will experience no gain unless the stock price increases during the option term. Such an increase would benefit all shareholders.

(3) Mr. Littauer and Dr. Miller resigned from the Company September 27, 1996. These options were not exercisable and expired December 26, 1996.

Option Exercises in 1996 and Year-End Value Table

        The following table sets forth information on option exercises in the year ended December 31, 1996 by the named executive officers and the value of such officers' unexercised options at the end of 1996.

                            AGGREGATED OPTION EXERCISES IN 1996
                                AND YEAR-END OPTION VALUES

                                                           Number of Securites
                                                         Underlying Unexercised      Value of Unexercised In- The
                                                              Options At                   Money Options at
                              Shares                      December 31, 1996 (#)        December 31, 1996($)(1)
                           Acquired on       Value      --------------------------   ----------------------------
      Name                   Exercise     Realized($)   Exercisable  Unexercisable   Exercisable    Unexercisable
--------------------       -----------    -----------   -----------  -------------   ------------   -------------
Paul G. Abrams                   --             --        306,750        383,750       $364,826       $307,136

Becky J. Bottino                 --             --         47,625         75,626         43,918         28,192

John M. Reno                  5,000       $ 26,250        112,938        100,812         58,015         78,490

Robert W. Schroff             8,800         46,200        107,938         95,812         58,015         78,490

Bruce H. Walters             10,000         81,250         88,000         59,500         76,206         40,952

Robert M. Littuaer(2)        80,042        154,543             --             --             --             --

Jeffrey J. Miller(2)         82,750        183,035             --             --             --             --
--------------

(1) The value of unexercised in-the-money options is calculated based on the market price per share on December 31, 1996 of $4.13 as reported by the Nasdaq National Market, less the exercise price. There is no assurance that if and when these options are exercised that the optionholders will receive this value.

(2) Mr. Littauer and Dr. Miller resigned from the Company September 26, 1996 The options were exercised before their expiration on December 26, 1996.

Report of the Compensation Committee on Executive Compensation

Statement of Compensation Philosophy

        The Company's executive compensation program primarily consists of two parts: cash compensation and stock options. The Company's overall philosophy is to hire individuals who possess the requisite professional skills and managerial track records demonstrated from successful experiences in positions of comparable scope and responsibility in healthcare and other research and industrial settings, who will help achieve the Company's mission of developing targeted biopharmaceuticals to treat cancer and cardiovascular diseases. The Company is committed to recruiting, motivating and retaining senior executives with demonstrated talent and managerial leadership skills.

        The Company's goal for total compensation is to be competitive with other biotechnology enterprises. The program places significant emphasis on equity participation by granting stock options to conserve cash and align the interests of senior management with those of the Company's shareholders.

        Compensation payments in excess of $1 million to each of the named executive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. Cash compensation to the Chief Executive Officer or any other executive officer has never exceeded $1 million and the Compensation Committee does not expect cash compensation in 1997 to the Chief Executive Officer or any other executive officer to be in excess of $1 million. The Board of Directors intends to qualify option awards for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

Cash-Based Compensation

        The Company's philosophy is to maintain executive cash compensation at a competitive level that is sufficient to recruit and retain individuals possessing the above-mentioned skills. Determinations of appropriate cash compensation levels are generally made through regular participation in a variety of industry and industry-related surveys, as well as by monitoring developments in key industries such as biotechnology and pharmaceuticals. The Company's cash compensation levels are designed to be approximately equal to cash compensation paid by other biotechnology enterprises. The survey data considered by the Compensation Committee in determining 1996 executive total cash compensation includes salary information provided by 111 biotechnology enterprises having between 51 and 149 employees (the "Comparison Group"), of which 75 are publicly traded companies. Approximately 65% of these publicly traded companies are included in the Nasdaq Pharmaceutical Stock Index referred to in the Stock Price Performance Graph that appears elsewhere in this Proxy Statement. During 1996, Dr. Abrams received a $40,000 adjustment in salary to align his base compensation more closely with industry. With that, his total cash compensation in 1996 was $260,157, which placed him in the 30th percentile of total compensation paid to chief executive officers in the Comparison Group. Dr. Schroff received a salary adjustment of $13,755 to align his base compensation more closely with that of the industry. There were no other increases to executive officers. Total cash compensation for the Company's executive officers was in the 25th to 80th percentile of total compensation paid to executives performing similar functions in companies included in the Comparison Group.

        Bonus awards to individuals are discretionary and are intended to recognize outstanding contributions to the Company. In 1996, the Company instituted a bonus award program to reward management up to 20% of base salary in cash and/or Common Stock upon the accomplishment of certain goals approved by the Board of Directors. These goals included Food and Drug Administration (the "FDA") marketing clearance, forming strategic alliances, achieving product milestones, increasing cash reserves and improving corporate valuation. Although some of these goals were achieved in whole or in part, the Compensation Committee determined that no bonuses were to be paid from this plan. In 1996, all employees, including executive officers, received bonuses of $1,700 upon FDA marketing clearance of the Company's first product, VERLUMA(TM) Small Cell Lung Cancer Imaging Kit.

Equity-Based Compensation

        Stock options are viewed as a basic element of the total compensation program and emphasize long-term Company performance as measured by the creation of shareholder value. Options under the Company's existing stock option plan are granted to all employees. In determining the size of the grants, the Compensation Committee considers the amount and value of options currently held, but focuses primarily on the executive's past and likely continued contribution to the Company, as well as the executive's relative position within the Company. Although the Compensation Committee does not have a target ownership level for Common Stock holdings by executives and key employees, the Compensation Committee's objectives are to enable such persons to develop and maintain a significant long-term ownership position in the Common Stock.

        Stock options to executive officers have been granted at 100% of fair market value on the date of grant. The Company has generally awarded options to executives at the time of employment and promotion, and at discretionary intervals. The Compensation Committee seeks to keep its executive stock option compensation competitive with other biotechnology companies. Stock option exercisability is determined by the Compensation Committee. Options become exercisable in periods generally ranging from one to nine years after date of grant. In certain cases, exercisability may be accelerated based on achievement of corporate and individual objectives.

        The stock options granted to executive officers in 1996 are performance-based options that become exercisable in the ninth year after the date of grant and have a term of 10 years; such option grants were granted to all employees of the Company in 1996, including executive officers. The Compensation Committee may accelerate exercisability of the options granted based upon achievement of corporate goals approved annually by the Board of Directors. There was no acceleration of the 1996 performance-based grants. During the year, the Compensation Committee accelerated to all employees including executive officers 13% of the 1994 performance based grants upon approval of VERLUMA.

        Submitted by the Compensation Committee of the Board of Directors


        James G. Andress
        Jack L. Bowman
        Lawrence H.N. Kinet

Stock Price Performance Graph

        The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total shareholder return of the Nasdaq Stock Market Index (US) and the Nasdaq Pharmaceutical Stocks Index, an index of approximately 217 companies, the stocks of which are quoted on the Nasdaq National Market, and the Primary Standard Industrial Classification Code Number (SIC) of which is #283 - Pharmaceutical Companies.

        Note: Stock price performance shown below for the Company is historical, and not necessarily indicative of future price performance.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG NEORX
                      CORPORATION, NASDAQ STOCK MARKET INDEX (US) AND
                          NASDAQ PHARMACEUTICAL STOCKS INDEX(1)

                                           9/30/91  9/30/92  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96
                                           -------  -------  --------  --------  --------  --------  --------
NeoRx Corporation                           $100     $ 87      $130      $ 80      $ 42      $ 55      $ 36
Nasdaq Stock Market Index (US)               100      112       130       150       146       207       255
Nasdaq Pharmaceutical Stocks Index           100       85       103        92        69       127       127

        (1) Assumes $100 invested on September 30, 1991 in NeoRx Corporation Common Stock, the Nasdaq Stock Market Index (US) and the Nasdaq Pharmaceutical Stocks Index. Total return performance for the Nasdaq Stock Market Index (US) and the Nasdaq Pharmaceutical Stocks Index is weighted based on the market capitalization of the firms included in each index and assumes that dividends are reinvested. The Nasdaq Stock Market Index (US) and the Nasdaq Pharmaceutical Stocks Index are produced and published by the Center for Research in Securities Pricing at the University of Chicago.

Employment and Change of Control Agreements and Severance Agreements

        Each of the executive officers of the Company has an agreement that defines terms of employment and change of control of the Company (as defined in the agreement). A change of control occurs through certain mergers, consolidations, acquisitions of property or stock, liquidations, reorganizations or sales of substantially all the assets of the Company. The executive officers may receive 12 months salary and a proportioned bonus if earned. Also, the vesting of all options outstanding under the Company's 1984 Stock Option Plan and Restated 1994 Stock Option Plan will be accelerated and optionees will have the right to exercise all or a part of such options immediately prior to any such transaction. Any unexercised options will terminate, except that, in the event of a merger in which the shareholders of the Company receive capital stock of another corporation, such unexercised options must be assumed or an equivalent option substituted by the successor corporation. A qualifying termination under this agreement also is considered to occur when the executive officers' responsibilities or authority are materially reduced on more than a short-term basis. These agreements automatically renew bi-annually absent a notice of nonrenewal by either party.

        The Company also has severance agreements with each executive officer that provides that the executive officer would receive up to 12 months' salary if such executive officer is terminated "without cause" (as defined in the agreement). The severance agreements allow the Company to reduce payments to the former executive officers who undertake consulting or employment elsewhere. The agreement defines severance without cause to include a material reduction in the executive officer's responsibility or authority. These agreements automatically renew bi-annually absent a notice of nonrenewal by either party.

Certain Relationships and Related Transactions

        On July 7, 1993, Dr. Fred B. Craves, the Company's Chairman of the Board of Directors, entered into a consulting agreement with the Company that provides that Dr. Craves shall be retained as a general advisor and consultant to the Company's management on all matters pertaining to the Company's business. In exchange for such services, Dr. Craves is compensated $30,000 for each calendar quarter of services, plus reasonable travel and other expenses. On July 7, 1993, the Company also granted Dr. Craves an option to purchase a total of up to 125,000 shares of Common Stock over four years. In 1996, the Board accelerated vesting of Dr. Craves' remaining 40,000 shares of the option grant for his assistance in NeoRx's 1996 financing. On February 21, 1997, the Board granted to Dr. Craves an option to purchase 60,000 of the Company's Common Stock from the Restated 1994 Stock Option Plan for continued consulting services. The option was granted at the then current market price of the Common Stock and becomes exercisable in two equal installments beginning one year after the date of grant. If Dr. Craves is terminated "without cause" (as defined in the consulting agreement), he is entitled to a pro rata portion of the quarterly fee for services up to the date of termination, all expenses incurred up to such date and a payment equal to three months of service.

        In April 1996, the Company loaned Dr. Abrams $55,000, bearing interest at the applicable federal rate. The balance of loans due from Dr. Abrams to the Company was $131,000 at December 31, 1996 and is due on demand. Dr. Abrams is repaying the loans in monthly payments.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers, and persons who own more than 10% of a registered class of the Company's securities, to file with the SEC the initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations, no other reports were required during the year ended December 31, 1996, and all Section 16(a) filing requirements applicable to its Directors, executive officers and greater-than-10% shareholders were complied with in 1996.

Relationship with Auditor

        On  April  4,  1997,   the  Company's   Board  of   Directors,   at  the
recommendation of its Audit Committee, terminated the engagement of Arthur Andersen LLP and selected KPMG Peat Marwick LLP as the Company's auditor.

        The report of Arthur Andersen LLP on the Corporation's Financial statements for either of the last two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Corporation's two most recent years and subsequent interim periods preceding the date of termination of the engagement of Arthur Andersen LLP, the Corporation was not in disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its report.

        The Corporation had not consulted with KPMG Peat Marwick LLP during its two most recent years nor during any subsequent interim period prior to its engagement regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation's financial statements.

           RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS (PROPOSAL 2)

        Shareholders are asked to ratify the selection of KPMG Peat Marwick LLP, independent public accountants, as the Company's auditor for 1997. Unless instructed otherwise, it is the intention of the person named in the accompanying proxy to vote the shares represented by properly executed proxies for ratification of the appointment of KPMG Peat Marwick LLP as independent accountants. Representatives from KPMG Peat Marwick LLP are expected to be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.

            PROPOSAL TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER
                  THE COMPANY'S RESTATED 1994 STOCK OPTION PLAN
                                  (PROPOSAL 3)

        In 1994, the shareholders approved the 1994 Stock Option Plan (as restated, the "1994 Plan") and authorized the Company to issue up to 2,500,000 shares of Common Stock. As of February 28, 1997, approximately 102,397 shares remained available for issuance under the 1994 Plan. The shareholders will be requested at the Annual Meeting to approve an amendment to the 1994 Plan which increases by 1,500,000 the number of shares that may be issued under the 1994 Plan. The 1994 Plan is to promote Company success by aligning employee financial interests with long-term shareholder value. The Board believes the number of shares remaining available for issuance will be insufficient to achieve the purpose of the 1994 Plan over the term of such plan unless the additional shares are authorized. The text of the 1994 Plan as amended subject to shareholder approval is attached as Exhibit A to this Proxy Statement. Unless instructed otherwise, it is the intention of the person named in the accompanying proxy to vote the shares represented by properly executed proxies to increase the number of shares issuable under the Company's Restated 1994 Stock Option Plan. The following summary of the 1994 Plan as amended subject to shareholder approval is qualified by reference to such text for a more complete statement of its provisions.

        The purpose of the 1994 Plan is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain the services of selected employees, officers, directors, agents, consultants, advisors and independent contractors and to provide added incentive to them by encouraging stock ownership in the Company. The Company's policy is to grant stock options to all permanent, full-time employees to help ensure that the shareholders' long-term interests and goals are closely aligned with those of the individuals responsible for the Company's day-to-day operation and management. The Company's policy is to grant all employees stock options upon commencement of employment. The number of shares exercisable under each grant to new employees is based on the employee's level of responsibility and compensation. Approximately 90 individuals are expected to receive grants under the 1994 Plan.

        Stock Subject to the 1994 Plan. The 1994 Plan provides for the grant of options to acquire up to a total of 4,000,000 shares of Common Stock to selected employees, officers, directors, agents, consultants, advisors and independent contractors of the Company, subject to certain restrictions, including an annual maximum of 500,000 shares per individual. As of March 31, 1997, the closing price per share of Common Stock on the Nasdaq National Market was $4.94.

        Terms and Conditions of Stock Option Grants. The 1994 Plan is currently administered by the Compensation Committee of the Board of Directors (the "Plan Administrator"). At the discretion of the Plan Administrator, options granted under the 1994 Plan may be either nonqualified stock options ("NSOs") or incentive stock options ("ISOs"), which are intended to meet all the requirements of an "Incentive Stock Option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the 1994 Plan, the Plan Administrator may grant ISOs to any officer or employee of the Company and may grant NSOs to any employee, officer, director, agent, consultant, advisor or independent contractor of the Company. All option grants, with the exception of grants to greater than 10% shareholders as noted below, expire 10 years from the date of grant unless otherwise established by the Plan Administrator. Generally, option grants vest and become exercisable in increments at a rate of 25% per year over a four-year period from grant date, unless otherwise determined by the Plan Administrator. All ISOs and NSOs are granted such that the exercise price is not less than 100% of the fair market value of the Common Stock on the grant date.

        ISOs granted to persons who own more than 10% of the total combined voting power of all classes of the Company's stock will be limited in term to a period not to exceed five years, and the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant.

        Subject to vesting periods, each option may be exercised at any time in whole or in part in accordance with its terms. The vested portion of all options granted under the 1994 Plan terminate three months after termination of the optionee's relationship with the Company or, if such optionee is terminated for cause (as defined in the 1994 Plan), immediately upon termination, unless otherwise determined by the Plan Administrator. Termination provisions are adjusted in the event of the optionee's disability or death.

        The optionee may not transfer the options except by will or by the applicable laws of descent and distribution. To the extent permitted by the Code, the Plan Administrator may permit an optionee to designate a beneficiary or transfer the option.

        Capital Adjustments. In the event of certain reorganizations, stock dividends, stock split up, consolidation or similar change in the Common Stock, the number and price per share of shares covered by unexercised options will be proportionately adjusted.

        Federal Income Tax Consequences. The following discussion summarizes the material federal income tax consequences of participation in the 1994 Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular individual. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local or foreign consequences.

        There are no tax consequences to the Company or the optionee upon the grant of an NSO under the 1994 Plan. Upon exercise of an NSO, an optionee recognizes ordinary income equal to the difference between the exercise price for the shares and the fair market value of the shares on the date of exercise. The Company is entitled to a corresponding tax deduction equal to the amount of income recognized by the optionee, provided that the deduction is not otherwise disallowed by the Code, including the limitation on deductibility of certain compensation payments in excess of $1 million.

        Upon grant or exercise of an ISO, an optionee does not recognize income, except that the excess of the fair market value of the shares at the time of exercise over the option price will be income for purposes of calculating the optionee's alternative minimum tax, if any. An option loses its status as an ISO and becomes an NSO if the optionee exercises the ISO (a) more than three months after the optionee terminates employment or retires for reasons other than death or disability or (b) more than one year after the optionee terminates employment because of disability. If an optionee does not make a "disqualifying disposition" (defined below) of an ISO, the gain, if any, upon a subsequent sale (i.e., the excess of the proceeds received over the option price) will be long-term capital gain.

        For shares acquired through exercise of an ISO, a "disqualifying disposition" is a transfer of the shares (a) within two years after the grant of the ISO or (b) within one year after the transfer of the shares to the optionee pursuant to the ISO's exercise. If the optionee makes a disqualifying disposition, the optionee generally will recognize income in the year of the disqualifying disposition equal to the excess of the amount received for the shares over the option price. Of that income, the portion equal to the excess of the fair market value of the shares at the time the ISO was exercised over the option price will be ordinary income and the balance, if any, will be long-term or short-term capital gain, depending on whether the shares were sold more than one year after the ISO was exercised. If, however, the optionee sells the shares to an unrelated party at a price that is below the fair market value of the shares at the time the ISO was exercised and the sale is a disqualifying disposition, the amount of ordinary income will be limited to the amount realized on the sale over the option price.

        The Company is entitled to a deduction with respect to an ISO only in the taxable year of the Company in which a disqualifying disposition occurs. In that event, the deduction would be equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed by the Code, including the limitation on deductibility of certain compensation payments in excess of $1 million.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE RESTATED 1994 STOCK OPTION PLAN.

                             PROPOSALS OF SHAREHOLDERS

        Under the Company's Bylaws, shareholders seeking to propose business to be conducted at an annual meeting of shareholders must give written notice to the Company no later than the date shareholder nominations for Directors must be received. The notice must contain certain information as to the proposal and the shareholder, including the shareholder's share ownership and any financial interest of the shareholder in the proposal. Any proposal not made in compliance with the Bylaws may be rejected by the Board of Directors. No shareholder proposals for the Annual Meeting had been received by the Company as of the date of this Proxy Statement.

        A shareholder who intends to present a proposal at the 1998 Annual Meeting of Shareholders and desires that information regarding the proposal be included in the 1998 proxy statement and form of proxy must ensure that such information is received by the Company no later than December 2, 1997.

                                  OTHER BUSINESS

        The Company knows of no other business to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the accompanying form of proxy.

        Upon written request from any person solicited herein addressed to the Company's Corporate Secretary at the Company's principal offices, the Company will provide, at no cost, a copy of the Company's Form 10-K Annual Report as filed with the SEC for the year ended December 31, 1996.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      /s/ Richard L. Anderson
                                      -------------------------------------
                                      RICHARD L. ANDERSON
                                      Senior Vice President, Chief Financial
                                      Officer, Secretary and Treasurer

April 8, 1997
Seattle, Washington

                                                                      EXHIBIT  A

                                NEORX CORPORATION
                         RESTATED 1994 STOCK OPTION PLAN

                               SECTION 1. PURPOSE

         The purpose of the Restated 1994 Stock Option Plan (the "Plan") is to provide a means whereby selected employees, officers, directors, agents, consultants, advisors and independent contractors of NeoRx Corporation (the "Company"), or of any parent or subsidiary (as defined in subsection 5.8 and referred to hereinafter as "related corporations") thereof, may be granted incentive stock options and/or nonqualified stock options to purchase the Common Stock (as defined in Section 3) of the Company, in order to attract and retain the services or advice of such employees, officers, directors, agents, consultants, advisors and independent contractors and to provide added incentive to such persons by encouraging stock ownership in the Company.

                            SECTION 2. ADMINISTRATION

         This  Plan  shall be  administered  by the  Board of  Directors  of the
Company (the "Board") or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator." So long as the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board shall consider, in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator of this Plan with respect to any persons subject or likely to become subject to Section 16 under the Exchange Act, the provisions regarding (a) "outside directors," as contemplated by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) "nonemployee directors," as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering this Plan with respect to designated classes of eligible participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

         2.1      Procedures

         The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

         2.2      Responsibilities

         Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan

Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options correspond to the requirements of Section 422 of the Code, the regulations thereunder and any amendments thereto.

         2.3      Rule 16b-3 Compliance and Bifurcation of Plan

         Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other participants.

                      SECTION 3. STOCK SUBJECT TO THIS PLAN

         The stock subject to this Plan shall be the Company's Common Stock (the "Common Stock"), presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 7, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 4,000,000 shares as such Common Stock was constituted on the effective date of this Plan. If any option granted under this Plan shall expire or be surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such expired, surrendered, exchanged, canceled or terminated options.

                             SECTION 4. ELIGIBILITY

         An incentive stock option may be granted only to any individual who, at the time the option is granted, is an employee of the Company or any related corporation. A nonqualified stock option may be granted to any employee, officer, director, agent, consultant, advisor or independent contractor of the Company or any related corporation, whether an individual or an entity. Any party to whom an option is granted under this Plan shall be referred to hereinafter as an "Optionee."

                   SECTION 5. TERMS AND CONDITIONS OF OPTIONS

         Options   granted  under  this  Plan  shall  be  evidenced  by  written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

         5.1      Number of Shares and Price

         The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Plan Administrator, provided that the maximum number of shares with respect to which an option or options may be granted to any Optionee in any one fiscal year of the Company shall not exceed 500,000 shares (the "Maximum Annual Optionee Grant"); and provided that the Plan Administrator shall act in good faith to establish the exercise price which shall be not less than the fair market value per share of the Common Stock at the time the option is granted and, with respect to incentive stock options granted to greater than 10% shareholders, the exercise price shall be as required by subsection 6.1.

         5.2      Term and Maturity

         Subject to the restrictions contained in Section 6 with respect to granting incentive stock options to greater than 10% shareholders, the term of each incentive stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years from the date it is granted but in no event shall it exceed 10 years. The term of each nonqualified stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years. To ensure that the Company or a related corporation will achieve the purpose and receive the benefits contemplated in this Plan, any option granted to any Optionee hereunder shall, unless the condition of this sentence is waived or modified in the agreement evidencing the option or by resolution adopted at any time by the Plan Administrator, be exercisable according to the following schedule:


                    Period of Optionee's Continuous
                     Relationship With the Company           Portion of Total
                    or Related Corporation From the          Option Which is
                      Date the Option is Granted                Exercisable
                    --------------------------------         -----------------
                           after one year                          25%
                           after two years                         50%
                           after three years                       75%
                           after four years                        100%

Unless the Plan Administrator (or the Company's Chief Executive Officer in the case of optionees who are not subject to Section 16 under the Exchange Act) determines otherwise, the vesting schedule of an option shall be adjusted proportionately to the extent an Optionee's hours of employment or service are reduced after the date of grant.

         5.3      Exercise

         Subject to the vesting schedule described in subsection 5.2, each option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the option, if less than 100 shares) may be purchased upon any exercise of option rights hereunder and that only whole shares will be issued pursuant to the exercise of any option. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

         5.4      Payment of Exercise Price

         Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Common Stock being purchased.

         The Plan Administrator can determine at any time before exercise that additional forms of payment will be permitted. Unless the Plan Administrator in its sole discretion determines otherwise, either at the time the option is granted or at any time before it is exercised, and to the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by a combination of cash and/or check and one or both of the following alternative forms:

         (a) tendering (either actually or by attestation) shares of stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator; provided, however, that payment in stock held by an Optionee shall not be made unless the stock shall have been owned by the Optionee for a period of at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial accounting purposes); or

                  (b) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise.

         5.5      Withholding Tax Requirement

         The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator, in its sole discretion may permit a Holder to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the fair market value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes.

         5.6      Holding Periods

                  5.6.1       Securities and Exchange Act Section 16

         If an individual subject to Section 16 of the Exchange Act sells shares of Common Stock obtained upon the exercise of a stock option within six months after the date the option was granted, such sale may result in short-swing profit liability under Section 16(b) of the Exchange Act.

                  5.6.2       Taxation of Stock Options

         In order to obtain certain tax benefits afforded to incentive stock options under Section 422 of the Code, an Optionee must hold the shares issued upon the exercise of an incentive stock option for two years after the date of grant of the option and one year from the date of exercise. An Optionee may be subject to the alternative minimum tax at the time of exercise of an incentive stock option.

         The Plan Administrator may require an Optionee to give the Company prompt notice of any disposition of shares of Common Stock acquired by the exercise of an incentive stock option prior to the expiration of such holding periods.

         Tax advice should be obtained when exercising any option and prior to the disposition of the shares issued upon the exercise of any option.

         5.7      Transferability of Options

         Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. During an Optionee's lifetime, any options granted under this Plan are personal to him or her and are exercisable solely by such Optionee or a permitted assignee or transferee of such Optionee (as provided below). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void. Notwithstanding the foregoing, to the extent permitted by Section 422 of the Code, the Plan Administrator may permit an Optionee to (i) during the Optionee's lifetime, designate a person who may exercise the option after the Optionee's death by giving written notice of such designation to the Company (such designation may be changed from time to time by the Optionee by giving written notice to the Company revoking any earlier designation and making a new designation) or (ii) transfer the option and the rights and privileges conferred hereby; provided, however, that any option so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the award.

         5.8      Termination of Relationship

         If the Optionee's relationship with the Company or any related corporation ceases for any reason, then the portion of the Optionee's option that is not exercisable at the time of such cessation shall terminate immediately upon such cessation, unless the Plan Administrator determines otherwise. If the Optionee's relationship with the Company or any related corporation ceases for any reason other than termination for cause, death or total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a three-month period, that portion of the Optionee's option which is exercisable at the time of such cessation, but the Optionee's option shall terminate at the end of such period following such cessation as to all shares for which it has not theretofore been exercised, unless such provision is waived in the agreement evidencing the option or at any time prior to the expiration of the option by the Plan Administrator in its sole discretion. If, however, in the case of an incentive stock option, the Optionee does not exercise the Optionee's option within three months after cessation of employment, the option will no longer qualify as an incentive stock option under the Code.

         If an Optionee is terminated for cause, any option granted hereunder shall automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), fraud, misconduct or disclosure of confidential information. If an Optionee's relationship with the Company or any related corporation is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, all the Optionee's rights under any option granted hereunder likewise shall be suspended during the period of investigation.

         If an Optionee's relationship with the Company or any related corporation ceases because of a total disability, the portion of the Optionee's option that is exercisable at the time of such cessation may be exercised for a period of one year following such cessation (unless by its terms it sooner terminates and expires). As used in this Plan, the term "total disability" refers to a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

         Any change of relationship with the Company shall not constitute a termination of the Optionee's relationship with the Company for purposes of this
Section  5.8 so long  as the  Optionee  continues  to be an  employee,  officer, director or, pursuant to a written agreement with the Company, an agent, consultant, advisor or independent contractor of the Company or of a related corporation. The Plan Administrator, in its absolute discretion, may determine all questions of whether particular leaves of absence constitute a termination of services; provided, however, that with respect to incentive stock options, such determination shall be subject to any requirements contained in the Code. The foregoing notwithstanding, with respect to incentive stock options, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

         As used herein, the term "related corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in, at the time of the granting of the option, an unbroken chain of corporations ending with the Company, if stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain. When referring to a parent corporation, the term "related corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         5.9      Death of Optionee

         If an Optionee dies while he or she has a relationship with the Company or any related corporation or within the three-month period (or 12-month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass (i) by will or by the applicable laws of descent and distribution or (ii) by a designation or transfer pursuant to Section 5.7.

         5.10     No Status as Shareholder

         Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

         5.11     Continuation of Relationship

         Nothing in this Plan or in any option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ or other relationship of the Company or of a related corporation, or to interfere in any way with the right of the Company or of any such related corporation to terminate his or her employment or other relationship with the Company at any time.

         5.12     Modification and Amendment of Option

         Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding options granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee.

         5.13     Limitation on Value for Incentive Stock Options

         As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value of the stock (determined at the time the incentive stock option is granted) with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The previous sentence shall not apply if the Internal Revenue Service issues a public rule, issues a private ruling to the Company, any Optionee or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit.

                    SECTION 6. GREATER THAN 10% SHAREHOLDERS

         6.1      Exercise Price and Term of Incentive Stock Options

         If incentive stock options are granted under this Plan to employees who own more than 10% of the total combined voting power of all classes of stock of the Company or any related corporation, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Common Stock at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document.

         6.2      Attribution Rule

         For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, stock owned by an employee shall include all stock actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

              SECTION 7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         The aggregate number and class of shares for which options may be granted under this Plan, the Maximum Annual Optionee Grant set forth in Section 5.1, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

         7.1      Effect of Liquidation or Reorganization

         Upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock (each, a "corporate transaction"), then the exercisability of each option outstanding under this Plan shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for the corporate transaction, become fully exercisable with respect to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares. To the extent such option is not exercised, it shall terminate, except that in the event of a corporate transaction in which shareholders of the Company receive capital stock of another corporation in exchange for their shares of Common Stock, such unexercised option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. Any such assumed or equivalent option shall be fully exercisable with respect to the total number of shares purchasable under such option.

         Notwithstanding the foregoing, upon a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger, a mere reincorporation or the creation of a holding company, each option outstanding under this Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such corporation, and the vesting schedule set forth in the instrument evidencing the option shall continue to apply to such assumed or equivalent option.

         7.2      Fractional Shares

         In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

         7.3      Determination of Board to Be Final

         All Section 7 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 425(h) and so as not to cause his or her incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

                        SECTION 8. SECURITIES REGULATION

         Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability, if applicable, of an exemption from registration for the issuance and sale of any shares hereunder.

                      SECTION 9. AMENDMENT AND TERMINATION

         9.1      Board Action

         The Board may at any time suspend, amend or terminate this Plan, provided that, to the extent required for compliance with Section 422 of the Code or by any applicable law or regulation, the Company's shareholders must approve any amendment which will:

                  (a) increase the total number of shares that may be issued under this Plan;

                  (b) modify the class of participants eligible for participa-tion in this Plan; or

                  (c) otherwise require shareholder approval under any appli-cable law or regulation.

         Such  shareholder  approval must be obtained   within  12 months of the
adoption by the Board of such amendment.

         Any amendment made to this Plan since its original adoption which would constitute a "modification" to incentive stock options outstanding on the date of such amendment shall not be applicable to such outstanding incentive stock options, but shall have prospective effect only, unless the Optionee agrees otherwise.

         9.2      Automatic Termination

         Unless sooner terminated by the Board, this Plan shall terminate ten years from the earlier of (a) the date on which this Plan is adopted by the Board or (b) the date on which this Plan is approved by the shareholders of the Company. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, impair or diminish any rights or obligations under any option theretofore granted under this Plan.

                     SECTION 10. EFFECTIVENESS OF THIS PLAN

         This Plan shall become effective upon adoption by the Board so long as it is approved by the Company's shareholders at any time within 12 months of the adoption of this Plan or, if earlier and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of shareholders after adoption by the Board.

PROXY

                               NEORX CORPORATION

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 13, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard L. Anderson as Proxy, with full power of substitution, and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of NeoRx Corporation held of record by the undersigned on March 28, 1997, at the Annual Meeting of Shareholders to be held on May 13, 1997, or any adjournment or postponement thereof.

                  (Continued and to be signed on reverse side)

                                                           Please mark your vote
                                                           as indicated in this
                                                           example  [X]

1. ELECTION OF DIRECTORS

                        FOR                   WITHHOLD
                   all nominees               AUTHORITY
                 (except as marked          to vote for all
                  to the contrary).             nominees.

                      [ ]                        [ ]


Election of the following six nominees to serve as Directors for the ensuing year or until their successors are elected and qualified:
Nominees:  Paul G. Abrams, James G. Andress,
           Jack L. Bowman, Fred B. Craves,
           Lawrence H.N. Kinet and Carl-Heinz Pommer.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the name(s) of the nominee(s) below:

________________________________________________________________
Unless otherwise directed, all voted will be apportioned equally among those persons for whom authority is given to vote.

2.  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

                   FOR           AGAINST           ABSTAIN

                   [ ]             [ ]               [ ]

Ratify the appointment of KPMG Peat Marwick LLP as independent public accountants of NeoRx Corporation for the year 1997.

3.  STOCK OPTION PLAN

                  FOR           AGAINST           ABSTAIN

                  [ ]             [ ]               [ ]


Consider and approve an increase in the number of shares issuable under NeoRx Corporation's Restated 1994 Stock Option Plan from 2,500,000 to 4,000,000.

In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" IN ITEMS 2 AND 3.

YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.

Signature(s)____________________________________________Dated:______________1997
Please sign above exactly as your name appears on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.